SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2003

APPLIED MICRO CIRCUITS

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23193	94-2586591
(Commission File No.)	(IRS Employer Identification No.)

6290 Sequence Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 450-9333

Item 5.    Other Events

On August 28, 2003, Applied Micro Circuits Corporation, a Delaware corporation (“AMCC”), and Azure Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of AMCC (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with JNI Corporation, a Delaware corporation (“JNI”), pursuant to which Merger Sub will merge with and into JNI, with JNI being the surviving corporation (the “Merger”). The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Directors and certain of the executive officers of JNI holding in the aggregate less than five percent (5%) of the common stock of JNI have signed agreements to vote their shares of JNI common stock in favor of the Merger at a special stockholders meeting to vote on the transaction. The foregoing description of the voting agreements is qualified in its entirety by reference to the complete text of the Form of Voting Agreement between Applied Micro Circuits Corporation and certain affiliates of JNI Corporation, dated as of August 28, 2003, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

JNI and AMCC issued a joint press release dated August 28, 2003, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

2.1	Agreement and Plan of Merger, dated as of August 28, 2003, by and among Applied Micro Circuits Corporation, Azure Acquisition Corp. and JNI Corporation.

99.1	Joint Press Release, dated August 28, 2003.

99.2	Form of Voting Agreement between Applied Micro Circuits Corporation and certain affiliates of JNI Corporation, dated as of August 29, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Dated: September 3, 2003	By:	/s/ STEPHEN M. SMITH

Stephen M. Smith Senior Vice President Finance and Administration, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

2.1	Agreement and Plan of Merger, dated as of August 28, 2003, by and among Applied Micro Circuits Corporation, Azure Acquisition Corp. and JNI Corporation.

99.1	Joint Press Release, dated August 28, 2003.

99.2	Form of Voting Agreement between Applied Micro Circuits Corporation and certain affiliates of JNI Corporation, dated as of August 28, 2003.